UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SEVCON, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-(6) (i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transactions applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   The Right Strategy and Board Leadership to Create Long-Term Value   January 2017

 Forward-Looking Statements  2  Forward‐Looking StatementsForward‐looking statements in this presentation about Sevcon’s product development and sales growth are subject to risks and uncertainties that could cause actual results to differ materially from those we anticipate. In particular: global demand for electric vehicles may not grow as much as we expect; our customers’ products may not be as successful as those of other entrants in the electric vehicle market who are supplied by our competitors; economic instability caused by Britain’s changing role in the European Union or other factors may affect the pricing of our products and may cause customers to delay, decrease or cancel purchases; we are dependent on a few key suppliers and subcontractors for most components, sub‐assemblies and finished products, and we may not be able to establish alternative sources of supply in time if supplies are interrupted; we have a small number of key customers whose loss would adversely affect our results; customers for whom we are currently engaged in engineering design projects may not contract with us to manufacture and sell the products being designed; and our worldwide operations are subject to the risks of international trade, including, without limitation, regional economic downturns, exchange rate fluctuations, and changing laws, regulatory practices and tariffs. Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10‐K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.sevcon.com. We undertake no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

 Capitalizing on the Opportunity  3

 What We Do  4            CONTROLLER    Battery  Motor      +  -                    CHARGER              Sevcon is a world leader in power electronics and controllers for on‐road applications, building on 50+ years of history with off-road applications

SEVCON Electrification Partner

SEV Applications/Markets

- Historically supplied products for industrial applications
- Moving quickly to target a wide range of custom applications for highly-engineered lower-volume on-road markets
- Using a flexible and adaptable technology platform across a family of products (re-usable logic engine)

SEV Targets:

- Sports Cars
- Buses/Trucks
- Fork Lift Trucks
- Motor Cycles
- Utility Vehicles
- Industrial Applications





Volume, Units/Year
120
100
80
60
40
20
0
High volume applications are generally standardized with more competition and lower margins.
OEMs Target
SEV's Target

5

 6  Growing Blue Chip Customer Base

 Electrification and the Future  7  Today is the inflection point for electric vehicles – the market is growing exponentially  The market is ready to shift to a new paradigm without internal combustion systems thanks to technology improvements and the declining cost of batteries  Overlapping forces are driving:Lithium‐ion batteries continue to get 10% cheaper every yearTightening emissions regulations and environmental awarenessElectrification technology allows best-in-class performance

 Forklift Trucks*: Average sales of Electrified Industrial Trucks based on IDTechEx survey and Industrial Truck market data for current year.All Trucks and Buses*: Objective data based on OICA, MAN and US Government findings; % electrification based on detailed customer indication.Sports Cars*: Average sales based on OICA data; 2022 sales forecast from Autocar and Motor Magazines and from supplier feedback; % electrification based on current market feedback and customer indications.*Number of components/vehicle based on Sevcon’s current projects.   Projected Market Value for Electrification ($M)  8  2019: Euro 6 into effect

     Our Customers Face A Variety Of Challenges In TransitioningFrom Internal Combustion Engines To Electrification                                                                                                                                                                                                                                                                                                                  9

   Every electric drivetrain has three core components:Batteries and motors are commodities with 20% margins, but the controller engineering challenges are complex and offer attractive margins and a high return on investment  The ChallengeToday: The market for controllers is fragmented and no supplier offers a cost effective, integrated electric drivetrain solution  10  The Electrification Challenge

SEVCON® Electrification Partner

Meeting the Challenge

Leveraging SEV's Capabilities to Meet the Challenge

Advanced engineering skills

- Power electronics, real time control, variable speed drives

Business and industry specific knowledge

- Contacts at all levels in the customers base

Deep understanding of product design cycles

- The mixture of industrial and on road cycles

Experience of the interacting systems on the vehicle

- Chargers, inverters, DC:DC and safety systems

11

SEVCON® Electrification Partner

The Solution: Investment in Customization for Long-Term Rewards


Cumulative Cash Flow
1
2
3
4
5
6
7
+

Suppliers who make customized components can take the cost risk of the design alongside the manufacturer, which raises costs and lowers profits for several years but produces reward based on high margin component in production phase.


Fixed time period
Cost (Actually Earned Value)
100%
0%
Alpha 1
Rough idea
Of the product
Alpha 2
Key functions
working
Beta
All features
implemented
Field test
98% complete
SOP
Start Of
Production
Doesn't move!
Time

12

 The Board plan is to proactively invest in Engineering.As we have added engineering resource, we gain the opportunity for substantial increases in stockholder value.  13  The solution: Engineering Investment

SEVCON® Electrification Partner

Benefits of Bassi addition

- Bassi was a strategic acquisition to access charging technology
  - Part of the integrated system approach requires such technology
- Project pipeline contains charging opportunity
  - When answering customers requests for quotation, chargers was our Achilles heel.
- As a consequence of acquiring Bassi
  - We have been able to address further pipeline opportunities
  - We added to an existing program, $40M of additional backlog
- Bassi opens up infrastructure charging opportunities
  - Some of the Bassi portfolio allows us to address infrastructure charging
  - Fast, DC Chargers supplied by Bassi are another substantial opportunity
  - Utilities, OEMs, Municipalities and Oil companies all desire such products

14

SEVCON® Electrification Partner

Expanding On-Road Pipeline

	Description of OEM	Application	Milestones (SEV Fiscal Year)	Expected Production Start Date	Production Duration + (Spares Demand)	Forecasted Production Sales
CUSTOMER I	Luxury automotive manufacturer of high-performance sports cars	Custom Gen5 Size 9 Motor Controller	**A-1:** Q1/2 2017 **A-2:** Q3/4 2017 **B:** Q1/2 2018 **C:** Q2/3 2019	Q2 2020	Production Duration: 5 Years Spares Demand: + (10 Years)	$80M
CUSTOMER II	Leading international supplier of commercial vehicles and transport solutions	Custom Gen5 Size 9 Motor Controller	**C:** Q1/2 2017 **Software:** Q3 2016	Q1 2019	Production Duration: 6 Years Spares Demand: + (10 Years)	$26M
CUSTOMER III	Leader in stabilizing technology for yacht and commercial marine industry	Custom Gen5 Size 4 Motor Controller	**B:** Q1/2 2017	Q2 2017	Production Duration: 6 Years Spares Demand: + (5 Years)	$15M
CUSTOMER IV	Manufacturer of electric motors for automotive applications	Custom Gen5 Size 2, 4, 9 Motor Controller	**A:** Q1 2017 **B:** Q2/3 2017	Q4 2017	Production Duration: 7 Years Spares Demand: + (10 Years)	$85M
CUSTOMER V	Manufacturer of pure electric vehicles	Custom Gen5 Size 9 Motor Controller	**A:** Q2 2017 **B:** Q4 2017 **C:** Q1 2018	Q2 2018	Production Duration: 5 Years Spares Demand: + (10 Years)	$40M

These are engineering design projects that include nonbinding terms for the manufacture and sale of products in the customer's discretion if the design phase is successful. The information above represents the customers' and Sevcon management's current expectations of results if and when the customers decide to produce vehicles that include Sevcon's components.

15

SEVCON® Electrification Partner

Experienced Board of Directors

Committed Board Nominees to Drive the Business Forward

Glenn Angiolillo Director Board Member since 2013	• President of GJA Management Corporation since 1998
Matthew Boyle President and CEO Board Member since 1997	• President and Chief Executive Officer of the Company since November 1997 • Vice President and Chief Operating Officer of the Company from November 1996 to November 1997
Matthew Goldfarb Chairman of the Board Board Member since 2016	• Chief Restructuring Officer/Acting Chief Executive Officer of Cline Mining Corporation since 2013 • Served as Chief Executive Officer of Xinergy, Ltd • Helped lead, as a board member, the $1 billion sale of Pep Boys (PBY) to Icahn Enterprises in February 2016 for in excess of 100% premium to unaffected share price of PBY
William Ketelhut Director Board Member since 2011	• Chairman of the Company's Board of Directors from January 2013 to December 2015 • Served as president of several business units of Invensys plc • Served as President of Control products at Honeywell International
Walter Schenker Director Board Member since 2013	• Chairman of the Company's Board of Directors from February 2016 until July 2016 • Principal at MAZ Capital Advisors since 2010 and was a Principal at Titan Capital Management from 1999 until 2010
Dr. Marvin Schorr Director Emeritus Board Member since 1951	• Chairman of the Company's Board of Directors from January 1988 until January 2005
David Steadman Director Board Member since 1997	• Chairman of the Company's Board of Directors from January 2005 to January 2013 • President of Atlantic Management Associates, Inc. from 1988 to 2009
Paul O. Stump Director Board Member since 2005	• President and Chief Executive Officer of Telequip Corporation from 1997 to 2007, and Consultant to Telequip Corporation from 2007 to 2009 • Vice President of Engineering of Crane Payment Solutions from 2010 to 2013 • Chief Executive Officer of Chromata LLC, a manufacturer of color night vision products since September 2014

16

 A clear choice: Your Board of Directors  Our Board developed our strategic plan with input from premier consultants with deep industry knowledgeBoard of Directors and management are demonstrating strong success in plan to invest in engineering resources to capitalize on on-road opportunitiesSevcon is growing its impressive on-road development pipeline, resulting in increasing total expected production revenueOur Board has demonstrated Sevcon’s capital-raising ability with two recent, successful offeringsSevcon’s management incentives are closely aligned to stockholders via meaningful equity ownership  17

 18  Sevcon has six independent directors, all of whom are experienced, highly qualified and committed to delivering shareholder valueThe Board proposed annual elections to declassify the directors’ terms providing more accountability to stockholdersThe Board is not static. We added four new Board members in the past three years, replacing five members  A Clear Choice: Your Board of Directors

SEVCON® Electrification Partner

Not in the best interests of Sevcon Stockholders to Elect Ryan Morris and his Nominees

- Based on their firsthand experiences with Ryan Morris, as both a director and employee at Sevcon, the entire Board believes Morris would mismanage our operations and disrupt the business
  - He was removed as Executive Chair by the unanimous vote of all other directors
- Morris appears only to want to churn your Board to gain effective control
  - The veto power held by his four nominees as directors will create the potential for continual stalemate
- Morris has presented no business strategy other than what your Board implemented in 2013 – before he joined the Board – and is executing successfully
- Your Board perceives that Morris's public statements continually exaggerate his influence on Sevcon's successes and continually misstate the directors' interactions with him
- Based on Morris's apparent operational track record, your Board's unanimous view is that he is unqualified to manage the Company and would have a major negative effect on Sevcon:
  - In 2015, Morris had to issue a public apology to Aberdeen International and withdraw a proxy fight and litigation
  - At Lucas Energy, the stock price dropped 78% during Morris's tenure as a director
  - Morris's "activist" history is rife with controversy
- Morris/Meson holds 14.5% of Sevcon's outstanding shares, not 20%
  - His public disclosures exaggerate his voting power/legitimacy

19